EXHIBIT 10.15
September 27, 2007
Ansoft Corporation
225 West Station Square Drive
Suite 200
Pittsburgh, PA 15219
Attn: Shane Emswiler

Re:	Extension of Expiration Date for $30,000,000.00 Revolving Credit Facility Commitment
Dear Mr. Emswiler:
     Capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement (as hereinafter defined). We are pleased to inform you that your Revolving Credit Facility Commitment has been renewed. The Revolving Credit Facility Expiry Date, as set forth in that certain Loan Agreement dated October 21, 2004 (the “Loan Agreement”), has been extended from October 21, 2007 to October 21, 2008, effective on October 22, 2007. All other terms and conditions of the Loan Agreement, and all Loan Documents executed and delivered in connection therewith, remain in full force and effect.
     It has been a pleasure working with you and I look forward to a continued successful relationship. Thank you again for your business.
Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Brett R. Schweikle

Brett R. Schweikle
Vice President
A member of The PNC Financial Services Group
One PNC Plaza   249 Fifth Avenue   Pittsburgh   Pennsylvania   15222 2707